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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 6, 2007
Idera Pharmaceuticals, Inc.
(Exact name of Registrant as Specified in Charter)

Delaware	001-31918	04-3072298

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 Vassar Street, Cambridge, Massachusetts	02139

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 679-5500

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On December 11, 2006, Idera Pharmaceuticals, Inc. (“Idera”) announced that it had entered into an Exclusive License and Research Collaboration Agreement (the “Collaboration Agreement”) with Merck & Co., Inc. A description of the Collaboration Agreement is contained in the Current Report on Form 8-K filed by Idera with the Securities and Exchange Commission on December 13, 2006. The Collaboration Agreement is being filed as an exhibit to this Current Report on Form 8-K.
Item 2.02. Results of Operation and Financial Condition.
     On March 6, 2007, Idera announced its financial results for the quarter and year ended December 31, 2006. The full text of the press release issued in connection with the announcement is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
     The information in Item 2.02 of this Form 8-K (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

10.1†	Exclusive License and Research Collaboration Agreement dated December 8, 2006 by and between Merck & Co., Inc. and Idera Pharmaceuticals, Inc.

99.1*	Press release issued by Idera Pharmaceuticals, Inc. on March 6, 2007.

†	Confidential treatment has been requested as to certain portions of this Exhibit. Such portions have been omitted and filed separately with the Securities and Exchange Commission.

*	Exhibit 99.1 relating to Item 2.02 shall be deemed to be furnished, and not filed.

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SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDERA PHARMACEUTICALS, INC.
Date: March 6, 2007	By:	/s/ Robert G. Andersen
Robert G. Andersen
Chief Financial Officer and Vice President of Operations